UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016
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 SEITEL, INC.
(Exact name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-10165 (Commission File Number)	76-0025431 (IRS Employer Identification No.)
10811 S. Westview Circle Drive
Building C, Suite 100
Houston, Texas 77043
(Address of Principal Executive Offices)
(713) 881-8900
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
In accordance with the terms of the Employment Agreement between Seitel, Inc. (the “Company”) and David Richard dated as of February 15, 2012 (the “Employment Agreement”), pursuant to which Mr. Richard has served as President of Seitel Canada Ltd., an indirect subsidiary of the Company, located in Calgary, Alberta, Canada, the Company provided notice to Mr. Richard on August 3, 2016 that, due to current industry conditions, his last day of employment with the Company will be August 15, 2016. Pursuant to the terms of the Employment Agreement, the Company will pay to Mr. Richard, in addition to his base salary and other amounts earned by him through his last day of his employment, certain severance benefits, including an amount equal to one year’s base salary, provided that Mr. Richard executes a release of claims. The provisions of the Employment Agreement that survive termination, including the confidentiality and non-competition provisions, shall continue as set forth in the Employment Agreement.
The Employment Agreement was previously filed with the Securities and Exchange Commission and is incorporated herein by reference as shown in Exhibit 10.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits:

10.1
Employment Agreement between Seitel, Inc. and David Richard dated as of February 15, 2012 (incorporated by reference from Exhibit 10.1 to the Seitel, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL, INC.

Date: August 9, 2016	By:	/s/ Robert D. Monson
Robert D. Monson
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Employment Agreement between Seitel, Inc. and David Richard dated as of February 15, 2012 (incorporated by reference from Exhibit 10.1 to the Seitel, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2012).